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                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274

            Addendum to Prospectus Supplement Dated February 24, 2006

                                                         Dated: November 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ---------------------------------------

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on November 1, 2006 and terminating on November 14, 2006 are:

4-Year Floating Rate LIBOR Bond     5.4375%
10-Year Floating Rate LIBOR Bond    5.5375%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR         +    Number of basis points set by   =   Initial
for November 1-14, 2006:      State of Israel at beginning        Interest Rate:
-----------------------       of this sales period:               --------------
                              --------------------

5.4375%                       0 basis points                         5.4375%



10-Year Floating Rate LIBOR Bond:

Applicable LIBOR         +     Number of basis points set by  =   Initial
for November 1-14, 2006:       State of Israel at beginning       Interest Rate:
-----------------------        of this sales period:              --------------
                               --------------------

5.4375%                        10 basis points                    5.5375%

5-Year Floating Rate LIBOR Bond is not available during this Sales Period.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by November 9, 2006.